Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF JULY 31, 2015

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$37,184
Cash equivalents held in trust	8,532

Total investments held in trust	45,716

Cash and cash equivalents	1,698
Fixed-maturity securities, at fair value	4,103
Accrued investment income	370
Prepaid expenses	22
Premiums receivable	415

Total assets	$52,324

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$5,038
Losses payable	245
Unearned premiums	907
Accrued ceding commission expense	37
Other liabilities	142

Total liabilities	6,369

Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained earnings	(23,925)

Total stockholder’s equity	45,955

Total liabilities and stockholder’s equity	$52,324

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED JULY 31, 2015

(in thousands)

Revenues:
Premiums earned	$398
Net investment income	47

Total revenues	445

Expenses:
Underwriting expenses	88
General and administrative expenses	160

Total expenses	248

(Loss) income before federal income taxes	197

Federal income tax benefit	—

Net income (loss)	$197